                                                                 EXHIBIT 10.36

                             AMENDED AND RESTATED


                           SECURITYHOLDERS AGREEMENT


                                     AMONG


                           TELCOM VENTURES, L.L.C.,


                              LCC, INCORPORATED,


                               TC GROUP, L.L.C.


                                  LCC, L.L.C.


                                      AND


                      MCI TELECOMMUNICATIONS CORPORATION


                           DATED AS OF JULY 25, 1996

     THIS AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT (this "Agreement") is made and entered into as of July 25, 1996, by and among Telcom Ventures, L.L.C., a Delaware limited liability company ("Telcom"), LCC, Incorporated, a Kansas corporation ("LCC"), TC Group, L.L.C., a Delaware limited liability company ("TC Group"), LCC, L.L.C., a Delaware limited liability company (the "Company"), and MCI Telecommunications Corporation, a Delaware corporation ("Investor").

     WHEREAS, Telcom, LCC and TC Group own a 99%, .75% and .25% Membership Interest, respectively, in the Company;

     WHEREAS, pursuant to the terms of a Note Purchase Agreement dated as of June 27, 1994 among the Company, Telcom and Investor, Investor purchased from the Company that certain Subordinated Note Due 2000 of the Company in the principal amount of $20,000,000 (the "LCC Note") and Investor purchased from Telcom that certain Subordinated Note Due 2000 of Telcom in the principal amount of $30,000,000 (the "Telcom Note" and, collectively with the LCC Note, the "Notes") and concurrently therewith entered into a Securityholders Agreement (the "June 27, 1994 Securityholders Agreement");

     WHEREAS, the LCC Note may be exchanged on the terms and conditions set forth therein for an 8% Membership Interest in the Company (subject to adjustment as provided therein) and the Telcom Note may be exchanged on the terms and conditions set forth therein for that portion of the Membership Interest in the Company held by Telcom which, together with the 8% Membership Interest issuable upon exchange of the LCC Note, would aggregate a 20% (subject to adjustment as provided therein) Membership Interest (as defined below) in the Company; and

     WHEREAS, the Members Committee (as defined below) has determined to commence an Initial Public Offering (as defined below) and, in connection therewith, to effect an incorporation transaction in the form of a merger of the Company into LCC International, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of the Company ("LCC International"), with LCC International as the surviving entity (the "Merger");

     WHEREAS, the parties hereto have deemed that it is desirable for the Company to proceed with an Initial Public Offering and the Merger;

     WHEREAS, in connection with the Initial Public Offering and the Merger, the parties hereto wish to amend and restate the June 27, 1994 Securityholders Agreement in its entirety to set forth their agreement as to, among other things, certain matters in connection with the exchange of the Notes, including the shares of stock of LCC International to be received upon exchange of the Notes;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS. As used herein, the following terms have the following respective meanings set forth below or set forth in the provision following such term:

     AFFILIATE - (a) with respect to any Person who is a natural person, (i) each Entity that such Person controls and (ii) each member of such Person's immediate family and (b)with respect to any Entity, (i) each Entity that such Entity controls, (ii) each Person that controls such Entity and (iii) each Entity that is under common control with such Entity. For the purposes of the preceding sentence, the term "control" shall mean the possession, directly or indirectly, through one or more intermediaries in the case of any Person, of the power or authority, through ownership of voting securities, by Contract or otherwise, to control the management, activities or policies of the Entity.

     AGREEMENT - This Amended and Restated Securityholders Agreement.

     AGREEMENT OF MERGER - the Agreement of Merger to be entered into between the Company and LCC International substantially in the form of Exhibit A hereto.

     BUSINESS DAY - any day other than a Saturday, Sunday or a holiday on which national banking associations in New York City are required or permitted by law to be closed.

     CLASS A COMMON STOCK - means Class A Common Stock, par value $.01 per share of LCC International.

     COMPANY - LCC, L.L.C., a Delaware limited liability company.

     CONTRACT - any contract, agreement, lease, license, easement, servitude, right-of-way, mortgage, bond, note or other instrument.

     ENTITY - any corporation, limited liability company, partnership, limited partnership, venture, trust, estate, governmental entity or other entity.

     GUARANTY - the Guaranty made and entered into by the Company as of June 27, 1994 to and for the benefit of MCI with respect to the Telcom Note.

     HSR ACT - Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     INITIAL PUBLIC OFFERING - the initial underwritten public offering of the Class A Common Stock of LCC International pursuant to the Registration Statement.

     INVESTOR - MCI Telecommunications Corporation, a Delaware corporation.

     JUNE 24, 1994 SECURITYHOLDERS AGREEMENT - the Securityholders Agreement dated June 24, 1994, by and among the parties hereto.

     LCC - LCC Incorporated, a Kansas corporation.

     LCC INTERNATIONAL - LCC International, Inc., a Delaware corporation.

     LCC NOTE - the Subordinated Note Due 2000 of the Company in the principal amount of $20,000,000 issued by the Company to Investor pursuant to the Note Purchase Agreement.

     MCI - MCI Communications Corporation, a Delaware corporation.

     MEMBERS COMMITTEE - the Members Committee of the Company established pursuant to the Limited Liability Company Agreement of the Company.

     MEMBERSHIP INTEREST - a limited liability interest in the Company, including rights to distributions, liquidating or otherwise), allocations, information and to consent or approve.

     MERGER - An incorporation transaction of the Company into LCC International, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of the Company, with LCC International as the surviving entity.

     NOTE PURCHASE AGREEMENT - the Note Purchase Agreement dated as of June 27, 1994 among Telcom, the Company and Investor.

     NOTES - the LCC Note and the Telcom Note.

     NOTE AMENDMENT AGREEMENT - An agreement, dated the date hereof, between each of MCI and Telcom and MCI and the Company with respect to an amendment of the Telcom Note or the LCC Note, respectively.

     notices - All notices or other communications provided for or permitted to be given under this Agreement.

     PERSON - any natural person or Entity.

     REGISTRATION RIGHTS AGREEMENT- the Registration Rights Agreement, dated the date hereof, by and among LCC International, MCI and RF Investors, L.L.C.

     REGISTRATION STATEMENT - Registration Statement No. 333-6067 filed by LCC International with the Securities and Exchange Commission on June 14, 1996, as amended.

     RF INVESTORS - RF Investors, L.L.C., a Delaware limited liability company.

     TC GROUP - TC Group, L.L.C., a Delaware limited liability company.

     TELCOM - Telcom Ventures, L.L.C., a Delaware limited liability company.

     TELCOM NOTE - the Subordinated Note Due 2000 of Telcom in the principal amount of $30,000,000 issued by Telcom to Investor pursuant to the Note Purchase Agreement.

     TELCOM PARTIES - Telcom, LCC and TC Group.

                                  ARTICLE II
                                EFFECTIVE DATE

          2.1 EFFECTIVE DATE. This Agreement shall become effective on the effectiveness of the filing of a Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware, provided, however, that at any time following the effectiveness of the Registration Statement and in connection with the Merger, Telcom and LCC International may exercise their rights under Section 4.1. It is further understood that if Telcom and LCC International exercise such rights in accordance with the foregoing sentence, no amounts will be payable to or by MCI under Section 3.2 of the June 24, 1994 Securityholders Agreement in connection therewith and provided further that the provisions of Section 5.5 shall be effective as of the date hereof.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF TELCOM, LCC, TC GROUP AND THE COMPANY. Each of the Telcom Parties and the Company hereby represents and warrants to Investor as follows (provided that each such entity makes the following representations and warranties with respect to itself only):

     (a) Organization. Such entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, as the case may be, and has all requisite limited liability company or corporate power and authority, as the case may be, to own, lease and operate its assets and to carry on its business as currently being conducted.

     (b) Authority; Enforceability. Such entity has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery by such entity of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company or corporate action by such entity, as the case may be, and no other proceeding on the part of such entity is necessary to authorize the execution and delivery of this Agreement or the transactions contemplated hereby. This Agreement, when executed and delivered by each of the parties hereto, will be a legal, valid and binding obligation of such entity, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, moratorium, insolvency and other laws of general application relating to creditors' rights or general principles of equity.

     (c) No Consent. Except for consents and filings that if not obtained or made would not in the aggregate have a material adverse effect on the business, operations or financial condition of such entity, no consent of or by, or filing with, any Person is required with respect to the execution, delivery, validity and enforceability of this Agreement by such entity or the consummation by such entity of the transactions provided for hereby, other than consents which have been obtained or will be obtained prior to the Merger.

     (d) No Breach. The execution, delivery and performance by such entity of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of the Certificate of Formation, Limited Liability Company Agreement, Articles of Incorporation or other organizational document of such entity; (ii) subject to the receipt of the consents referred to in Section 2.1(c) above, violate, conflict with or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute a default, or an event of default (by way of substitution, novation or otherwise) or an event that with notice, lapse of time or both, would constitute a default or event of default under the terms of, any Contract to which such entity is a party, except for such occurrences that would not in the aggregate have a material adverse effect on the business, operations or financial condition of such entity; (iii) result in the creation of any lien upon any of the assets of such entity, except such liens which would not result in a material adverse effect on the business, operations or financial condition of such entity; or (iv) except for violations that would not have a material adverse effect on the business, operations or financial condition of such entity, constitute a violation by such entity of any legal requirement.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor hereby represents and warrants to each of the Telcom Parties and the Company as follows:

     (a) Organization. Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as currently being conducted.

     (b) Authority; Enforceability. Investor has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery by Investor of this Agreement and the consummation of the transactions provided for hereby have been duly authorized by all necessary corporate action by Investor and no other proceeding on the part of Investor is necessary to authorize the execution and delivery of this Agreement or the transactions provided for hereby. This Agreement, when executed and delivered by each of the parties hereto, will be a legal, valid and binding obligation of Investor, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, moratorium, insolvency and other laws of general application relating to creditors' rights or general principles of equity.

     (c) No Consent. No consent of or by, or filing with, any Person is required with respect to the execution, delivery, validity and enforceability of this Agreement by Investor or the consummation by Investor of the transactions provided for hereby.

     (d) No Breach. The execution, delivery and performance by Investor of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of the Certificate of Incorporation or other organizational document of Investor; (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute a default, or an event of default (by way of substitution, novation or otherwise) or an event that with notice, lapse of time or both, would constitute a default or event of default under the terms of, any Contract to which Investor is a party, except for such occurrences that would not in the aggregate have a material adverse effect on the business, operations or financial condition of Investor; (iii) result in the creation of any lien upon any of the assets of Investor; or (iv) constitute a violation by Investor of any legal requirement, except for violations that would not have a material adverse effect on the business or financial condition of Investor.

                                  ARTICLE IV
                 CERTAIN MATTERS RELATING TO EXCHANGE OF NOTE

     SECTION 4.1 ASSIGNMENT OF TELCOM NOTE. At the option of Telcom and LCC International, by written notice given to MCI at any time prior to the effective date of an exchange of the Notes, Telcom may assign the Telcom Note to LCC International. Upon any such assignment, LCC International shall assume the Telcom Note, and Telcom shall be forever released and discharged from all obligations under the Telcom Note. If requested by Telcom or LCC International in writing, an amendment to the Telcom Note reflecting such assignment and assumption shall be entered into and consented to in writing by the parties hereto.

     SECTION 4.2 EXCHANGE OF NOTE. Investor hereby agrees that upon the occurrence of any of the events specified in Section 3(a) of the Notes providing for the mandatory exchange of the Notes for Class A Common Stock, or on the effective date of any optional exchange of the Notes pursuant to Sections 3(b) or (c) of the Notes, and subject to all conditions set forth in the Notes for the exchange thereof, Investor shall promptly surrender the Notes to the Company. Notwithstanding anything to the contrary contained in this Agreement, the Notes shall not be exchanged unless all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any court, administrative agency or commission or other governmental authority or instrumentality, in connection with such exchange, including, without limitation, the expiration or termination of any waiting periods under the HSR Act, have been made or obtained. The parties hereto hereby agree to use their reasonable efforts to make or obtain all such consents, approvals, orders, authorizations, registrations, declarations or filings as promptly as practicable.

     SECTION 4.3 NO OBLIGATION OF INVESTOR. Notwithstanding any other provision of this Agreement to the contrary, Investor shall have no obligation in connection with the transactions contemplated hereby to (i) agree to any divestiture of any shares of capital stock, partnership interests, business or businesses, assets or property or (ii) permit the imposition of any limitations with respect to, or take any actions which could be adverse to, its businesses or the ownership or exercise of control over its assets, property, stock and partnership interests.

                                   ARTICLE V
                                 OTHER MATTERS

     SECTION 5.1 TERMINATION OF NOTE PURCHASE AGREEMENT. The Note Purchase Agreement shall terminate in all respects on the effective date of this Agreement and none of the parties hereto or thereto shall have any further rights or obligations thereunder.

     SECTION 5.2 REGISTRATION RIGHTS AGREEMENT. Concurrently herewith, LCC International, MCI and RF Investors (to which Telcom intends to transfer its shares of stock in LCC International immediately following the Merger) are entering into a Registration Rights Agreement (the "Registration Rights Agreement").

     SECTION 5.3 AMENDMENT OF NOTES. Concurrently herewith, MCI and Telcom and MCI and the Company are entering into agreements to amend the Notes (each a "Note Amendment Agreement").

     SECTION 5.4 CERTAIN MATTERS RELATING TO SENIOR DEBT. Investor hereby acknowledges that, in connection with the Merger, all obligations of the Company under the Credit Agreement dated June 14, 1996 among the Company, LCC Design Services, L.L.C., LCC Development Company, L.L.C. and The Chase Manhattan Bank (National Association) ("Chase"), as amended (the "Credit Agreement") shall be assumed by LCC International. Investor hereby acknowledges that all amounts due under the Credit Agreement and all notes, security agreements, pledge agreements, mortgages, indentures, deeds of trust, letters of credit, financing statements, guarantees and other agreements, instruments and documents now or hereafter executed pursuant thereto or in connection therewith, and all credit agreements, loan agreements, notes, mortgages, indentures, deeds of trusts, security agreements, pledge agreements, instruments and documents hereafter executed in connection with any extension, renewal, refunding or refinancing thereof, as any of the same may hereafter from time to time be amended, modified or supplemented in accordance with the terms thereof, constitute Senior Debt as defined in the Subordination and Intercreditor Agreement, dated as of May 30, 1995, by and among Nomura Holding America Inc. (or Chase, as its assignee or successor), MCI, Telcom and the Company.

     SECTION 5.5 CONSENT TO MERGER; ADJUSTMENT TO NUMBER OF SHARES ISSUED IN CONNECTION WITH THE MERGER AND EXCHANGE OF NOTES.

     (a) Investor hereby approves and consents to the Merger, including without limitation the execution, delivery and performance of the Agreement of Merger, to any changes to such Agreement of Merger in the allocation of shares of stock of LCC International to be issued to the Telcom Parties (but not the total number thereof) as the Company and LCC International shall agree upon and to such non-material additions and changes as the officers of the Company and LCC International, or any of them, upon advice of counsel shall determine to be necessary or advisable (such determination to be conclusively, but not exclusively, evidenced by the execution of the Agreement of Merger by any such officer).

     (b) If, as a result of a pricing of the shares of Class A Common Stock to be issued in connection with the Initial Public Offering outside of the range proposed in Amendment No. 1 to the Registration Statement or a change in the size of the Initial Public Offering, the Company and LCC International determine that it is necessary or desirable to adjust the total number of shares to be issued to the Telcom Parties in connection with the Merger, the number of shares of Class A Common Stock to be issued upon exchange of the Notes shall be adjusted such that it equals 25% of the adjusted total number of shares to be issued to the Telcom Parties in connection with the Merger.

     SECTION 5.6 REGISTRATION STATEMENT REVIEW. Investor hereby acknowledges that it has received and reviewed the Registration Statement as amended to the date hereof.

     SECTION 5.7 CONFIDENTIALITY. Investor covenants and agrees to treat as confidential all proprietary and confidential information regarding the Company or LCC International furnished or made available to Investor in its capacity as a holder of the Notes or a stockholder, including, without limitation, information relating to the Company's or LCC International's financial condition, prospects, business plans, management, employees, earnings, assets, liabilities, contracts, software, processes, products, research and development activities, intellectual property, services, customers, suppliers, marketing and sales, except as may be required by court order or applicable law as set forth in the written opinion of counsel to Investor and except for information which is or becomes generally known to the public (other than due to disclosures by Investor not permitted hereunder) and information which becomes available to Investor on a non-confidential basis from a source other than the Company or LCC International which is not bound by a confidentiality agreement with, or any other contractual, legal or fiduciary obligation of confidentiality to, the Company or LCC International or any other party with respect to such information.

                                  ARTICLE VI
                                 MISCELLANEOUS

     SECTION 6.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     SECTION 6.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.3 PUBLICITY. No party hereto shall issue or make, or cause to have issued or made, any press release or announcement concerning the transactions contemplated hereby, without the prior written agreement of the other parties hereto with respect to the form and substance thereof, except that either party may make any such press release and announcement to the extent required by law, but in such event the parties shall use their reasonable good faith efforts to agree as to the form and substance of such release or announcement.

     SECTION 6.4 RIGHTS AND REMEDIES. SPECIFIC PERFORMANCE. It is expressly agreed that the remedy at law for breach by any party of its obligations hereunder is inadequate in view of the complexities and uncertainties in measuring the actual damages which would be sustained by reason of such party's failure to comply fully with each of such obligations. Accordingly, the obligation of each party to perform its obligations hereunder is expressly made enforceable by specific performance.

     SECTION 6.5 NOTICES. All notices or other communications (collectively, "notices") provided for or permitted to be given under this Agreement shall be in writing and shall be given by depositing the notice in the United States mail, addressed to the Person to be notified, postage paid and registered or certified with return receipt requested, or by such notice being delivered in person or by facsimile transmission to such party. Unless otherwise expressly set forth herein, notices given or served pursuant hereto shall be effective upon receipt by the Person to be notified. All notices to be sent to a party hereto shall be sent to or made at the address set forth below for that party or such other address as that party may specify by notice to the other parties. The address of a representative of a party shall, unless notice to the contrary is given by such representative to the other parties, be the same as the address of that party.

     If to Investor, as follows:

          MCI Telecommunications Corporation
          1801 Pennsylvania Ave., N.W.
          Washington, D.C.  20006

          Telephone:   (202) 887-2375
          Fax:   (202) 887-2390
          Attn:  Chief Technology Officer

          and

          Telephone:   (202) 887-2016
          Fax:   (202) 887-2195
          Attn:  General Counsel

     With a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          Suite 800, 1001 Pennsylvania Avenue
          Washington, D.C.  20004
          Telephone:   202-639-7000 -
          Fax:   202-6394003
          Attn:  Andrew P. Varney, Esq.

     If to Telcom, LCC or the Company, as follows:

          Dr. Rajendra Singh/Mr. Piyush Sodha
          LCC, L.L.C.
          Arlington Courthouse II
          2300 Clarendon Blvd., Suite 800
          Arlington, Virginia 22201

          Telephone:   703-351-6666-
          Fax:   703-516-4950
          Attn:  Dr. Rajendra Singh/Mr. Piyush Sodha

     With a copy to each of:

           Hal B. Perkins, Esq. and Peter A. Deliso, Esq.
           LCC, L.L.C.
           Arlington Courthouse II
           2300 Clarendon Blvd., Suite 800
           Arlington, Virginia 22201

          Telephone:   703-351-6666
          Fax:   703-351-0980
          Attn:  Hal B. Perkins, Esq. or
                 Peter A. Deliso, Esq., as applicable

     If to TC Group, as follows:

          Mr. Mark D. Ein
          The Carlyle Group
          1001 Pennsylvania Ave., N.W.
          Washington, D.C.  20004

          Telephone:   202-347-2626
          Fax:   202-347-1818
          Attn:  Mr. Mark D. Ein

     SECTION 6.6 BUSINESS DAY. If the last day of any time period set forth in this Agreement falls on a day which is not a Business Day, then such period shall be deemed to end on the next day which is a Business Day.

     SECTION 6.7 ASSIGNMENT AND AMENDMENT. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, (i) other than to LCC International in connection with the Merger and (ii) except that Investor shall assign any or all of its rights, interests and obligations hereunder to any transferee of the Notes which is a permitted transferee under Section 8 of the Notes, and Investor shall cause such transferee to execute an agreement pursuant to which such assignee shall agree to be bound by the provisions hereof applicable to Investor. This Agreement shall not be amended, except pursuant to a writing executed by all of the parties hereto. Subject to this
Section 6.7, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns. Upon the effectiveness of the Merger, LCC International shall succeed to all rights and obligations hereunder, under the Notes, the Note Amendment Agreements and the Guaranty.

     SECTION 6.8 ENTIRE AGREEMENT. This Agreement, the Registration Rights Agreement, the Notes, the Note Amendment Agreements and the Guaranty set

















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
forth the entire understanding and agreement between the parties as to the matters covered herein and supersede and replace any prior understanding, agreement or statement (written or oral) of intent, including without limitation the June 27, 1994 Securityholders Agreement (and all exhibits thereto) and the Note Purchase Agreement (and all exhibits thereto).

     SECTION 6.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 6.10 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which approximates as nearly as possible that of the invalid, illegal, or unenforceable provisions.

     SECTION 6.11 THIRD PERSON. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person not a party hereto or thereto any rights or remedies under or by reason of this Agreement.

     SECTION 6.12 U.S. CURRENCY. All payments required or permitted hereunder shall be paid in U.S. dollars or other lawful currency constituting legal tender in the United States of America.






































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
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              TELCOM VENTURES, L.L.C.

                              By:       /s/ Rajendra Singh
                                   -----------------------------
                                   Name:
                                   Title:

                              LCC, INCORPORATED

                              By:       /s/ Rajendra Singh
                                   -----------------------------
                                   Name:
                                   Title:

                              TC Group, L.L.C.

                              By:       /s/ Mark Ein
                                   -----------------------------
                                   Name:  Mark Ein
                                   Title: Vice-President

                              LCC, L.L.C.

                              By:       /s/ Piyush Sodha
                                   -----------------------------
                                   Name:
                                   Title:

                              MCI TELECOMMUNICATIONS
                              CORPORATION

                              By:       /s/ Douglas L. Maine
                                   -----------------------------
                                   Name:  Douglas L. Maine
                                   Title: Chief Financial Officer & E.V.P.



























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


                                                                     Exhibit A

                              AGREEMENT OF MERGER


          THIS AGREEMENT OF MERGER is entered into as of July ___, 1996 by and among LCC, L.L.C., a Delaware limited liability company (the "Limited Liability Company") and LCC INTERNATIONAL, INC., a Delaware corporation ("LCC International").

          WHEREAS, the authorized capital stock of LCC International consists of one hundred million (100,000,000) shares, which includes ten million (10,000,000) shares of preferred stock, $0.01 par value per share, seventy million (70,000,000) shares of Class A Common Stock, $0.01 par value per share, and twenty million (20,000,000) shares of Class B Common Stock, $0.01 par value per share, of which ten (10) shares of Class A Common Stock are issued and outstanding;

          WHEREAS, the Limited Liability Company owns 100% of the issued and outstanding shares of LCC International;

          WHEREAS, as of the date hereof, Telcom Ventures, L.L.C., a Delaware limited liability company ("Telcom Ventures"), owns a 99% interest in the Limited Liability Company, LCC Incorporated, a Kansas corporation ("LCC Incorporated"), owns a 0.75% interest in the Limited Liability Company, and TC Group, L.L.C., a Delaware limited liability company ("TC Group"), owns a 0.25% interest in the Limited Liability Company;

          WHEREAS, the Limited Liability Company has determined it to be advisable (i) to offer equity interests in the Limited Liability Company to the public pursuant to a registration statement filed with the Securities and Exchange Commission (an "IPO") and (ii) in connection with the IPO to reorganize itself as a corporation (the "Incorporation Transaction");

          WHEREAS, the parties hereto deem it advisable and in their respective best interests that the Incorporation Transaction be effectuated by the merger of the Limited Liability Company with and into LCC International; and

          WHEREAS, the Board of Directors and the sole shareholder of LCC International and the Members Committee and the members of the Limited Liability Company have approved and adopted this Agreement of Merger;

          NOW, THEREFORE, for good and valuable consideration and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties, each intending to be legally bound hereby, agree as follows:

1.   PLAN OF MERGER

     1.1. MERGER

          Upon the terms and subject to the conditions hereof, and in accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act and Section 264 of the Delaware General Corporation Law ("DGCL"), the Limited Liability Company shall be merged with and into LCC International (the "Merger") at the Effective Time (as defined below). LCC International shall be the surviving entity of the Merger (the "Surviving Entity"), and the separate existence of the Limited Liability Company will cease. The Surviving Entity shall continue its corporate existence under the laws of the State of Delaware, and its corporate name shall continue to be "LCC International, Inc."

     1.2. CERTIFICATE OF MERGER;  EFFECTIVE TIME

          Shortly before the closing of the sale to the public, in an initial public offering, of Class A Common Stock of LCC International pursuant to the registration statement filed by LCC International with the Securities and Exchange Commission on June 14, 1996, the parties shall file a Certificate of Merger in the form attached hereto as Exhibit A with the Office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act and
Section 264 of the DGCL, and the Merger shall be effective upon such filing (the "Effective Time").

     1.3. CANCELLATION OF THE LIMITED LIABILITY COMPANY

          In accordance with Section 18-209(e) of the Delaware Limited Liability Company Act, the Certificate of Merger filed with the Office of the Secretary of State of the State of Delaware pursuant to Section 1.2 hereof shall be deemed a certificate of cancellation of the Limited Liability Company.

     1.4. CERTIFICATE OF INCORPORATION AND BYLAWS

The Certificate of Incorporation of LCC International in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Entity (as amended by the Certificate of Merger and subject to any subsequent amendment), and the Bylaws of LCC International in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Entity (subject to any subsequent amendment).

     1.5  DIRECTORS AND OFFICERS

          The directors and officers of LCC International holding office immediately prior to the Effective Time shall continue from and after the Effective Time to hold office and shall constitute the directors and officers of the Surviving Entity for the terms elected until their successors are elected and qualified or until their earlier resignation or removal.

     1.6. OUTSTANDING INTERESTS AND SHARES

          Each issued and outstanding share of LCC International shall, upon the Effective Time, be canceled. The issued and outstanding interests in the Limited Liability Company shall, at the Effective Time, be converted into, and the members of the Limited Liability Company will receive in exchange for their interests in the Limited Liability Company, shares of common stock of the Surviving Entity as follows:

MEMBER                           NUMBER OF SHARES

LCC Incorporated                 85,233 shares of Class B  Common
                                 Stock, par value $.01 per share

TC Group                         28,411 shares of Class A  Common
                                 Stock, par value $.01 per share

Telcom Ventures                  11,250,751  shares  of  Class  B
                                 Common  Stock,  par  value  $.01
                                 per share

     1.7. SUCCESSION TO RIGHTS AND LIABILITIES

          The Surviving Entity shall possess all of the rights, privileges and powers of the Limited Liability Company and LCC International, and all property (real, personal, and mixed) and all debts due to either the Limited Liability Company and LCC International on whatever account, as well as all other things and causes of action belonging to each of the Limited Liability Company and LCC International, shall be vested in the Surviving Entity, and shall thereafter be the property of the Surviving Entity as they were of each of the Limited Liability Company and LCC International, and the title to any real property vested by deed or otherwise, under the laws of the State of Delaware or of any other state, in the Limited Liability Company or LCC International, shall not revert or be in any way impaired by reason of the Delaware General Corporation Law; but all rights of creditors and all liens upon any property of the Limited Liability Company or LCC International shall be preserved unimpaired, and all debts, liabilities, and duties of the Limited Liability Company and LCC International shall thenceforth attach to the Surviving Entity, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     1.8. TAXATION

          It is intended that the Merger shall be treated as a transfer of the property of the Limited Liability Company to LCC International under Section 351 of the Internal Revenue Code.

     1.9. INDEMNIFICATION

          From and after the Effective Time, LCC International shall indemnify and hold harmless each of the members of the Limited Liability Company and their respective officers, directors and shareholders (or equivalent persons or entities) and employees from and against any and all fines, penalties, losses, liabilities and expenses (including reasonable attorneys' fees) incurred by any of the foregoing and relating to obligations and liabilities arising from the business, assets or operations of the Limited Liability Company. The foregoing indemnification obligation shall be contingent, in any case, upon (i) the indemnified party giving LCC International prompt written notice of any claim, demand or action for which indemnification is sought and
(ii) the indemnified party fully cooperating, at the expense of LCC International, in the defense or settlement of any such claim, demand or action. LCC International shall have sole control over the defense and settlement of any indemnified claim.

2.   MISCELLANEOUS

     2.1. ASSIGNMENT AND BINDING EFFECT

          This Agreement of Merger and the rights and obligations of the parties hereunder may not be assigned by either party without the prior written consent of the other party hereto. This Agreement of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

     2.2. GOVERNING LAW

          This Agreement of Merger, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

     2.2. EXPENSES

          In the event the merger is consummated, LCC International shall be responsible for the expenses of both parties in connection with this Agreement and the transactions contemplated hereby. In the event the Merger is not consummated, the Limited Liability Company shall be responsible for such expenses.

     2.4. WAIVER

          No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement of Merger shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     2.5. SEVERABILITY

          If any part of any provision of this Agreement of Merger shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement of Merger.

     2.6. AUTHORIZATION

          The Board of Directors and the proper officers and members of the Limited Liability Company and of LCC International, respectively, are hereby authorized, empowered and directed to do any and all acts and things, to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the Merger provided for herein.

     2.7. FURTHER ASSURANCES

          In connection with this Agreement and the transactions contemplated hereby each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     2.8. EXECUTION IN COUNTERPARTS

          To facilitate execution, this Agreement of Merger may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Agreement of Merger to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Merger, or have caused this Agreement of Merger to be duly executed on their behalf, as of the day and year first above written.

                         LCC INTERNATIONAL, INC.


                         By:
                            -------------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

                         LCC, L.L.C.


                         By:
                            -------------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

                                                                     Exhibit A

                             CERTIFICATE OF MERGER
                                      OF
                                  LCC, L.L.C.
                                     INTO
                            LCC INTERNATIONAL, INC.

     Pursuant to Section 264 of the Delaware General Corporation Law and
Section 18-209 of the Delaware Limited Liability Company Act, LCC International, Inc. ("LCC International"), a corporation organized and existing under the law of the State of Delaware, does hereby certify to the following facts relating to the merger (the "Merger") of LCC, L.L.C. (the "Limited Liability Company") into LCC International:

     FIRST: that the name and state of incorporation or formation of each constituent entity that is a party to the Merger is as follows:

     Name                          State of Incorporation or Formation
     ----                          -----------------------------------

     LCC International, Inc.       Delaware

     LCC, L.L.C.                   Delaware


     SECOND: that an Agreement of Merger has been approved and executed by LCC International and the Limited Liability Company in accordance with Section 264(c) of the Delaware General Corporation Law and Section 18-209(b) of the Delaware Limited Liability Company Act.

     THIRD:  that the name of the surviving entity shall be "LCC
International, Inc."

     FOURTH: that the Amended and Restated Certificate of Incorporation of LCC International shall be the certificate of incorporation of the surviving entity.

     FIFTH: that the Merger shall be effective upon the filing of this Certificate of Merger.

     SIXTH: that the Agreement of Merger is on file at the place of business of the surviving entity at the following address:

               LCC International, Inc.
               Arlington Courthouse Plaza II
               2300 Clarendon Boulevard, Suite 800
               Arlington, Virginia  22201

     SEVENTH: that a copy of the Agreement of Merger will be furnished by LCC International on request and without cost, to any member of the Limited Liability Company or any stockholder of LCC International.

     EIGHTH: that this Certificate of Merger shall be deemed a certificate of cancellation of the Limited Liability Company.


          IN WITNESS WHEREOF, LCC International, Inc. has caused this Certificate of Merger to be duly executed as of this ___ day of ___________, 1996.


                         LCC INTERNATIONAL, INC.




                         By:
                            -----------------------------------
                            Name:
                                 ------------------------------
                            Title:
                                  -----------------------------




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